As filed with the Securities and Exchange Commission on April 23, 2002

                                                      Registration No. 333-69128

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact name of Registrant as Specified in Its Charter)

                       ----------------------------------

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

           Delaware                             3773 State Road                          75-1872487
(State or other jurisdiction of           Cuyahoga Falls, Ohio 44223                  (I.R.S. Employer
incorporation or organization)                  (330) 929-1811                       Identification No.)
                                         (Address of principal executive
                                                    offices)
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         Associated Materials Incorporated Employee Stock Purchase Plan
                              (Full Title of Plan)

                       ----------------------------------

                              Michael Caporale, Jr.
                 President, Chief Executive Officer and Director
                        Associated Materials Incorporated
                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                                 (330) 929-1811
                      (Name, address and telephone number,
                   including area code, of agent for service)

                       ----------------------------------

                                   Copies to:
                               John M. Reiss, Esq.
                             Oliver C. Brahmst, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                       ----------------------------------

                   DEREGISTRATION OF SHARES FROM REGISTRATION

          On September 7, 2001, pursuant to the Registration Statement on Form S-8, file No. 333-69128 (the "Registration Statement") Associated Materials Incorporated, a Delaware corporation (the "Registrant"), registered 250,000 shares of its common stock, par value $0.0025 per share (the "Common Stock"), to be offered under its Employee Stock Purchase Plan.

          On March 16, 2002, Associated Materials Holdings Inc. ("Parent"), Simon Acquisition Corp. ("Merger Sub") and the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger pursuant to which Merger Sub would merge with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Parent (the "Merger"). The Merger became effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on April 19, 2002 (the "Effective Time"). Under the terms of the Merger Agreement, each outstanding share of the Common Stock was converted at the Effective Time into the right to receive $50.00. As a result of the Merger, the Registrant has terminated all offerings of Common Stock under its existing registration statements, including the Registration Statement.

          The Registrant hereby amends the Registration Statement to withdraw from registration all the shares of Common Stock registered under the Registration Statement.

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 19th day of April, 2002.



                                             Associated Materials Incorporated



                                             By:  /s/ Michael Caporale, Jr.
                                                --------------------------------
                                                Name:   Michael Caporale, Jr.
                                                Title:  President, Chief
                                                        Executive Officer and
                                                        Director

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities indicated and on the dates indicated.

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
       Signature                                           Title                          Date
       ---------                                           -----                          ----
                                           President, Chief Executive Officer        April 19, 2002
 /s/ Michael Caporale, Jr.                 and Director
-----------------------------------        (Principal Executive Officer)
Michael Caporale, Jr.


 /s/ Keith LaVanway                        Chief Financial Officer (Principal        April 19, 2002
-----------------------------------        Financial and Accounting Officer)
Keith LaVanway


 /s/ Ira D. Kleinman                       Director                                  April 19, 2002
-----------------------------------
Ira D. Kleinman
                                           Director                                  April 19, 2002
 /s/ Jonathan C. Angrist
-----------------------------------
Jonathan C. Angrist

                                           Director                                  April 19, 2002
 /s/ Harvey P. Mallement
-----------------------------------
Harvey P. Mallement

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